UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2013

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On April 30, 2013, Weingarten Realty Investors (“the Company”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 121,711,182 shares of the Company’s common shares of beneficial interest (“common shares”) were entitled to vote as of March 4, 2013, the record date for the Annual Meeting. There were 110,149,551 common shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders of the Company at the Annual Meeting, and the final voting results of each proposal.

(1)    The shareholders elected each of the eleven nominees to the Board of Trust Managers to serve until their successors have been elected and qualified, as follows:

TRUST MANAGER	FOR	WITHHELD
Andrew M. Alexander	87,975,039	3,102,484
Stanford Alexander	87,722,856	3,354,667
Shelaghmichael Brown	90,544,934	532,589
James W. Crownover	90,246,300	831,223
Robert J. Cruikshank	87,734,156	3,343,367
Melvin A. Dow	87,769,499	3,308,024
Stephen A. Lasher	87,779,611	3,297,912
Thomas L. Ryan	90,194,204	883,319
Douglas W. Schnitzer	87,721,308	3,356,215
C. Park Shaper	90,559,565	517,958
Marc J. Shapiro	87,774,838	3,302,685

There were 19,072,028 broker non-votes with respect to the election of the Board of Trust Managers.

(2)    The shareholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, as follows:

FOR	109,062,600
AGAINST	836,738
ABSTAIN	250,213

(3)    The shareholders approved, on an advisory basis, the compensation awarded to the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2013 Proxy Statement, as follows:

FOR	88,501,894
AGAINST	1,142,895
ABSTAIN	1,432,734
BROKER NON-VOTES	19,072,028

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2013

WEINGARTEN REALTY INVESTORS

By: /s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/ Chief Accounting Officer

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